Exhibit 99.1

Tenet Reports $288 Million of Adjusted EBITDA for Quarter Ended September 30, 2013

7.1% Increase in Adjusted EBITDA

8.4% Increase in Net Operating Revenues

0.5% Decline in Adjusted Admissions

3.5% Increase in Outpatient Visits

3.1% Growth in Emergency Department Visits

50% Increase in Conifer EBITDA

Leapfrog Quality Scores Achieve New Highs

California Provider Fee Program Extended Through 2016 in Enhanced 36-Month Program

DALLAS — November 4, 2013 — Tenet Healthcare Corporation (NYSE:THC) today reported its results for the third quarter ended September 30, 2013, which included:

•            Adjusted EBITDA of $288 million, an increase of $19 million, or 7.1 percent, as compared to $269 million in the third quarter of 2012.

•            Income from continuing operations, excluding impairments, restructuring charges, acquisition-related costs, and litigation and investigation costs, was $46 million after-tax, or $0.45 per diluted share as compared to $35 million, or $0.33 per diluted share, in the third quarter of 2012.

“We achieved another solid earnings increase in the third quarter as we continued to control costs and drive significant revenue growth,” said Trevor Fetter, president and chief executive officer. “We delivered strong growth in outpatient visits, emergency department volumes, and total surgeries in the quarter, all of which are areas of strategic focus. In addition, our Conifer services business continues to thrive, reporting a 50 percent increase in EBITDA compared to last year’s third quarter. Conifer recorded revenues of $225 million, an increase of 84 percent. On October 1, we completed our acquisition of Vanguard Health Systems, which further strengthens our competitive position for future growth. The integration of Vanguard’s operations is proceeding smoothly and we are excited about the additional strengths this acquisition brings to our Company.”

Discussion of Results (Percentage changes compare Q3’13 to Q3’12, unless otherwise noted.)

Adjusted admissions declined 0.5 percent in the third quarter, including a 3.5 percent increase in outpatient visits and a 2.6 percent decline in inpatient admissions. Total emergency department visits increased 3.1 percent.

Net operating revenues were $2.408 billion, an increase of $187 million, or 8.4 percent, compared to net operating revenues of $2.221 billion in the third quarter of 2012. Total net patient revenue per adjusted admission was $11,928, an increase of 3.0 percent. These pricing increases primarily reflect improved terms in our contracts with commercial managed care payers and incremental Medicaid revenues related to the California Provider Fee program and the Texas uncompensated care 1115 waiver program.  Commercial managed care revenue increased 2.3 percent per admission, 3.4 percent per patient day, and 3.7 percent per outpatient visit. Net operating revenues in the third quarter of 2013 included $19 million of revenues from the California Provider Fee program, a $6 million increase as compared to the third quarter of 2012. The California legislature has approved and the governor has signed a 36-month extension to the California Provider Fee program effective January 1, 2014. The renewal also includes a framework to extend the program for at least three years beyond 2016. Based on preliminary estimates, Tenet expects to recognize approximately $475 million of net revenues under this program over the three year period ending December 31, 2016.  Approximately $140 million, or $35 million per quarter, relates to calendar year 2014.  The Company expects to recognize approximately $115 million of California Provider Fee revenues in calendar 2013.

Selected operating expenses of our hospital operations, defined as the sum of salaries, wages and benefits, supplies and other operating expenses, increased by 4.3 percent on a per adjusted admission basis, excluding the

Company’s Conifer services business and an independent physician association in California with a multi-specialty network of over 400 physicians acquired during the third quarter. Excluding incremental expenses related to increased physician employment, the increase in selected operating expenses was 2.7 percent per adjusted admission. Supplies expense per adjusted admission increased by 3.4 percent. We were pleased with the controlled management of these expense metrics, which were favorable compared to our forecast. The operating expense increases reflect volume growth in our supply-intensive service lines, especially surgeries, as well as increases in employee compensation. Electronic health records incentives recorded in the third quarter of 2013 were $14 million, a $1 million increase compared to the third quarter of 2012. These incentive payments are not a part of the definition of selected operating expenses.

Bad debt expense increased by $4 million to $210 million in the third quarter of 2013 compared to last year’s third quarter. Bad debt expense as a percent of revenues was 8.0 percent, a decline of 50 basis points, compared to 8.5 percent in the third quarter of 2012. The increase in absolute bad debt expense was primarily attributable to a $3 million increase in uninsured revenues. Our self-pay collection rate was 28.8 percent in the third quarter of 2013, unchanged from the third quarter of 2012.

Conifer reported a 50 percent increase in Adjusted EBITDA to $36 million as compared to $24 million in the third quarter of 2012. Conifer’s revenues increased by $103 million, to $225 million, in this year’s third quarter. The growth in both revenues and Adjusted EBITDA reflects the favorable impact of acquired businesses, the integration of Catholic Health Initiatives (“CHI”) revenue cycle operations, and organic growth.

Net income attributable to common shareholders in the third quarter of 2013 was $28 million after-tax, or $0.27 per diluted share, compared to net income of $40 million after-tax, or $0.37 per diluted share, in the third quarter of 2012.

Cash and cash equivalents were $82 million at September 30, 2013, compared to $90 million at June 30, 2013. The Company had a $210 million balance on its bank line at September 30, 2013, compared to $33 million at June 30, 2013. Accounts receivable days were 52.6 days at September 30, 2013, compared to 51.4 days at June 30, 2013, and 54.7 days at September 30, 2012. The approximate one day increase in AR days since June 30, 2013 was due to several factors affecting Medicare payments related to the transition to a different Medicare Administrative Contractor (“MAC”) serving the Company’s hospitals. The change in Tenet’s MAC was the result of CMS’ periodic rebidding of MAC contracts as required by law.  Approximately $150 million of aggregate revenues related to the California Provider Fee program and the Texas uncompensated care 1115 waiver program had not been received by the Company as of September 30, 2013.

In the third quarter Tenet invested an additional $108 million to repurchase approximately 2.642 million shares.  Under the current Board Authorized Repurchase Program of $500 million, the company has invested $400 million in the last four quarters to repurchase 10.501 million shares. Since 2011, Tenet has invested $1.092 billion to repurchase almost 30 percent, or 43.535 million shares, including its convertible preferred stock, at a weighted average price of $25.08 per share.

Tenet hospitals continue to perform well on publically reported measures as evidenced by The Leapfrog Group’s newly updated Hospital Safety Scores. Eighty percent of Tenet’s participating hospitals scored in the top half of the rating system, outperforming the national average.  In addition, 26 Tenet hospitals were recently recognized as Top Performers on Key Quality Measures by The Joint Commission.

Outlook for Fourth Quarter 2013 Adjusted EBITDA

The Company’s Adjusted EBITDA Outlook range for the fourth quarter is $400 million to $450 million. This Outlook reflects assumptions for continuing soft inpatient volume growth and a less attractive payer mix.  The Outlook assumes minimal financial synergies related to the Vanguard acquisition are captured in the fourth quarter.

Management’s Webcast Discussion of Third Quarter Results

Tenet management will discuss the Company’s third quarter 2013 results on a 10:00 a.m. (ET) webcast on November 5, 2013. This webcast may be accessed through Tenet’s website at www.tenethealth.com/investors.

Additional information regarding Tenet’s quarterly results of operations, including detailed tabular operational data, is contained in its Form 10-Q report, which will be filed with the Securities and Exchange Commission and posted on the Tenet investor relations website before the webcast. This press release includes certain non-GAAP measures, such as Adjusted EBITDA. A reconciliation of Adjusted EBITDA to net income attributable to Tenet common shareholders is included in the financial tables at the end of this release.

Tenet Healthcare Corporation, a leading health care services company, through its subsidiaries operates 77 hospitals, 176 outpatient centers and Conifer Health Solutions, a leader in business process solutions for health care providers that serves more than 700 hospital and other clients nationwide.  Tenet’s hospitals and related health care facilities are committed to providing high quality care to patients in the communities they serve.  For more information, please visit www.tenethealth.com.

Media: Steven Campanini (469) 893-2247	Investors: Thomas Rice (469) 893-2522
Steven.Campanini@tenethealth.com	Thomas.Rice@tenethealth.com

# # #

This document contains “forward-looking statements” — that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2012, and in our quarterly reports on Form 10-Q, periodic reports on Form 8-K and other filings with the Securities and Exchange Commission. The information contained in this release is as of the date hereof. The Company assumes no obligation to update forward-looking statements contained in this release as a result of new information or future events or developments.

Tenet uses its company web site to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,
(Dollars in millions except per share amounts)	2013	%	2012	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$2,618		$2,427		7.9%
Less: Provision for doubtful accounts	210		206		1.9%
Net operating revenues	2,408	100.0%	2,221	100.0%	8.4%
Operating expenses:
Salaries, wages and benefits	1,172	48.7%	1,050	47.3%	11.6%
Supplies	387	16.1%	376	16.9%	2.9%
Other operating expenses, net	575	24.0%	539	24.2%	6.7%
Electronic health record incentives	(14)	(0.6)%	(13)	(0.6)%	7.7%
Depreciation and amortization	119	4.9%	110	5.0%	8.2%
Impairment and restructuring charges, and acquisition-related costs	20	0.8%	6	0.3%
Litigation and investigation costs	1	—%	—	—%
Operating income	148	6.1%	153	6.9%
Interest expense	(91)		(103)
Investment earnings	—		1
Income from continuing operations, before income taxes	57		51
Income tax expense	(16)		(18)
Income from continuing operations, before discontinued operations	41		33
Discontinued operations:
Income (loss) from operations	(8)		4
Litigation and investigation costs	(2)		—
Net losses on sales of facilities	—		(1)
Income tax benefit (expense)	5		(4)
Loss from discontinued operations	(5)		(1)
Net Income	36		32
Less: Preferred stock dividends	—		1
Less: Net income (loss) attributable to noncontrolling interests
Continuing operations	8		2
Discontinued operations	—		(11)
Net Income attributable to Tenet Healthcare Corporation common shareholders	$28		$40

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$33		$30
Income (loss) from discontinued operations, net of tax	(5)		10
Net income attributable to Tenet Healthcare Corporation common shareholders	$28		$40

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$0.33		$0.29
Discontinued operations	(0.05)		0.09
	$0.28		$0.38
Diluted
Continuing operations	$0.32		$0.28
Discontinued operations	(0.05)		0.09
	$0.27		$0.37
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	100,894		104,244
Diluted	103,098		107,311

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30,
(Dollars in millions except per share amounts)	2013	%	2012	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$7,841		$7,373		6.3%
Less: Provision for doubtful accounts	624		585		6.7%
Net operating revenues	7,217	100.0%	6,788	100.0%	6.3%
Operating expenses:
Salaries, wages and benefits	3,499	48.5%	3,166	46.7%	10.5%
Supplies	1,158	16.0%	1,164	17.1%	(0.5)%
Other operating expenses, net	1,710	23.8%	1,604	23.7%	6.6%
Electronic health record incentives	(48)	(0.7)%	(13)	(0.2)%	269.2%
Depreciation and amortization	354	4.9%	314	4.6%	12.7%
Impairment and restructuring charges, and acquisition-related costs	45	0.6%	12	0.2%
Litigation and investigation costs	3	—%	3	—%
Operating income	496	6.9%	538	7.9%
Interest expense	(292)		(303)
Loss from early extinguishment of debt	(348)		—
Investment earnings	1		2
Income (loss) from continuing operations, before income taxes	(143)		237
Income tax benefit (expense)	57		(90)
Income (loss) from continuing operations, before discontinued operations	(86)		147
Discontinued operations:
Income (loss) from operations	(5)		7
Impairment of long-lived assets and goodwill, and restructuring charges, net	0		(100)
Litigation and investigation costs	(2)		—
Net gains on sales of facilities	0		1
Income tax expense	3		24
Loss from discontinued operations	(4)		(68)
Net income (loss)	(90)		79
Less: Preferred stock dividends	—		11
Less: Net income (loss) attributable to noncontrolling interests
Continuing operations	20		7
Discontinued operations	—		(31)
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(110)		$92

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$(106)		$129
Loss from discontinued operations, net of tax	(4)		(37)
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(110)		$92

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$(1.03)		$1.25
Discontinued operations	(0.04)		(0.36)
	$(1.07)		$0.89
Diluted
Continuing operations	$(1.03)		$1.21
Discontinued operations	(0.04)		(0.35)
	$(1.07)		$0.86
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	102,669		103,613
Diluted	102,669		106,904

TENET HEALTHCARE CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(Dollars in millions)	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$82	$364
Accounts receivable, less allowance for doubtful accounts	1,380	1,345
Inventories of supplies, at cost	154	153
Income tax receivable	3	7
Current portion of deferred income taxes	358	354
Other current assets	583	458
Total current assets	2,560	2,681
Investments and other assets	184	162
Deferred income taxes, net of current portion	396	342
Property and equipment, at cost, less accumulated depreciation and amortization	4,354	4,293
Goodwill	1,120	916
Other intangible assets, at cost, less accumulated amortization	723	650
Total assets	$9,337	$9,044

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$133	$94
Accounts payable	618	722
Accrued compensation and benefits	383	415
Professional and general liability reserves	74	64
Accrued interest payable	109	125
Other current liabilities	452	343
Total current liabilities	1,769	1,763
Long-term debt, net of current portion	5,690	5,158
Professional and general liability reserves	255	292
Other long-term liabilities	620	597
Total liabilities	8,334	7,810
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	83	16
Equity:
Shareholders’ equity:
Common stock	7	7
Additional paid-in capital	4,562	4,471
Accumulated other comprehensive loss	(68)	(68)
Accumulated deficit	(1,398)	(1,288)
Common stock in treasury, at cost	(2,278)	(1,979)
Total shareholders’ equity	825	1,143
Noncontrolling interests	95	75
Total equity	920	1,218
Total liabilities and equity	$9,337	$9,044

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
(Dollars in millions)	2013	2012
Net income (loss)	$(90)	$79
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	354	314
Provision for doubtful accounts	624	585
Deferred income tax expense (benefit)	(60)	58
Stock-based compensation expense	26	24
Impairment and restructuring charges, and acquisition-related costs	45	12
Litigation and investigation costs	3	3
Loss from early extinguishment of debt	348	—
Amortization of debt discount and debt issuance costs	12	16
Pre-tax loss from discontinued operations	7	92
Other items, net	(19)	(7)
Changes in cash from operating assets and liabilities:
Accounts receivable	(662)	(653)
Inventories and other current assets	(159)	(106)
Income taxes	(5)	(2)
Accounts payable, accrued expenses and other current liabilities	(44)	(23)
Other long-term liabilities	(5)	20
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(36)	(56)
Net cash used in operating activities from discontinued operations, excluding income taxes	(5)	(19)
Net cash provided by operating activities	334	337
Cash flows from investing activities:
Purchases of property and equipment — continuing operations	(398)	(358)
Purchases of property and equipment — discontinued operations	—	(2)
Purchases of businesses or joint venture interests	(142)	(38)
Proceeds from sales of facilities and other assets — discontinued operations	11	45
Proceeds from sales of marketable securities, long-term investments and other assets	6	9
Other long-term assets	11	(5)
Other items, net	3	3
Net cash used in investing activities	(509)	(346)
Cash flows from financing activities:
Repayments of borrowings under credit facility	(1,001)	(1,458)
Proceeds from borrowings under credit facility	1,211	1,553
Repayments of other borrowings	(1,987)	(76)
Proceeds from other borrowings	1,907	292
Repurchases of preferred stock	—	(292)
Deferred debt issuance costs	(31)	(3)
Repurchases of common stock	(300)	(26)
Cash dividends on preferred stock	—	(13)
Distributions paid to noncontrolling interests	(18)	(9)
Contributions from noncontrolling interests	98	3
Proceeds from exercise of stock options	22	5
Other items, net	(8)	3
Net cash used in financing activities	(107)	(21)
Net decrease in cash and cash equivalents	(282)	(30)
Cash and cash equivalents at beginning of period	364	113
Cash and cash equivalents at end of period	$82	$83
Supplemental disclosures:
Interest paid, net of capitalized interest	$(295)	$(288)
Income tax payments, net	$(5)	$(9)

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING HOSPITALS

(Unaudited)

(Dollars in millions except per patient day, per	Three Months Ended September 30,			Nine Months Ended September 30,
admission and per visit amounts)	2013	2012	Change	2013	2012	Change

Net inpatient revenues	$1,502	$1,501	0.1%	$4,580	$4,656	(1.6)%
Net outpatient revenues	$845	$789	7.1%	$2,502	$2,346	6.6%

Number of acute care hospitals (at end of period)	49	49	— *	49	49	— *
Licensed beds (at end of period)	13,180	13,216	(0.3)%	13,180	13,216	(0.3)%
Average licensed beds	13,180	13,216	(0.3)%	13,180	13,177	—%
Utilization of licensed beds	47.0%	47.8%	(0.8)%*	48.4%	49.5%	(1.1)%*
Patient days — total	569,833	580,594	(1.9)%	1,740,508	1,788,490	(2.7)%
Adjusted patient days	912,483	911,115	0.2%	2,762,043	2,777,987	(0.6)%
Net inpatient revenue per patient day	$2,636	$2,585	2.0%	$2,631	$2,603	1.1%
Total admissions	121,569	124,869	(2.6)%	368,220	381,195	(3.4)%
Adjusted patient admissions	196,761	197,699	(0.5)%	589,866	597,329	(1.2)%
Net inpatient revenue per admission	$12,355	$12,021	2.8%	$12,438	$12,214	1.8%
Average length of stay (days)	4.69	4.65	0.9%	4.73	4.69	0.9%
Total surgeries	111,055	94,260	17.8%	321,137	282,910	13.5%
Outpatient visits	1,071,421	1,035,236	3.5%	3,198,922	3,113,615	2.7%
Net outpatient revenue per visit	$789	$762	3.5%	$782	$753	3.9%

Net Patient Revenues from:
Medicare	21.3%	22.1%	(0.8)%*	21.8%	23.8%	(2.0)%*
Medicaid	8.8%	7.7%	1.1%*	8.9%	8.4%	0.5%*
Managed care	58.8%	58.9%	(0.1)%*	58.2%	57.2%	1.0%*
Indemnity, self-pay and other	11.1%	11.3%	(0.2)%*	11.1%	10.6%	0.5%*

*     This change is the difference between the 2013 and 2012 amounts shown

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

Fiscal 2013 Calendar Quarter

(Unaudited)

	Three Months Ended			Nine Months Ended
(Dollars in millions except per share amounts)	03/31/13	06/30/13	09/30/13	09/30/13

Net operating revenues:
Net operating revenues before provision for doubtful accounts	$2,594	$2,629	$2,618	$7,841
Less: Provision for doubtful accounts	207	207	210	624
Net operating revenues	2,387	2,422	2,408	7,217
Operating expenses:
Salaries, wages and benefits	1,161	1,166	1,172	3,499
Supplies	384	387	387	1,158
Other operating expenses, net	568	567	575	1,710
Electronic health record incentives	—	(34)	(14)	(48)
Depreciation and amortization	114	121	119	354
Impairment and restructuring charges, and acquisition-related costs	14	11	20	45
Litigation and investigation costs	—	2	1	3
Operating income	146	202	148	496
Interest expense	(103)	(98)	(91)	(292)
Loss from early extinguishment of debt	(177)	(171)	—	(348)
Investment earnings	—	1	—	1
Income (loss) from continuing operations, before income taxes	(134)	(66)	57	(143)
Income tax benefit (expense)	53	20	(16)	57
Income (loss) from continuing operations, before discontinued operations	(81)	(46)	41	(86)
Discontinued operations:
Income (loss) from operations	(3)	6	(8)	(5)
Litigation and investigation costs	—	—	(2)	(2)
Income tax benefit (expense)	1	(3)	5	3
Income (loss) from discontinued operations	(2)	3	(5)	(4)
Net income (loss)	(83)	(43)	36	(90)
Less: Net income attributable to noncontrolling interests
Continuing operations	5	7	8	20
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(88)	$(50)	$28	$(110)

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$(86)	$(53)	$33	$(106)
Income (loss) from discontinued operations, net of tax	(2)	3	(5)	(4)
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(88)	$(50)	$28	$(110)

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$(0.83)	$(0.52)	$0.33	$(1.03)
Discontinued operations	(0.02)	0.03	(0.05)	(0.04)
	$(0.85)	$(0.49)	$0.28	$(1.07)
Diluted
Continuing operations	$(0.83)	$(0.52)	$0.32	$(1.03)
Discontinued operations	(0.02)	0.03	(0.05)	(0.04)
	$(0.85)	$(0.49)	$0.27	$(1.07)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	104,103	103,010	100,894	102,669
Diluted	104,103	103,010	103,098	102,669

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING HOSPITALS

(Unaudited)

(Dollars in millions except per patient day,	Three Months Ended			Nine Months Ended
per admission and per visit amounts)	03/31/13	06/30/13	09/30/13	09/30/13

Net inpatient revenues	$1,536	$1,542	$1,502	$4,580
Net outpatient revenues	$813	$844	$845	$2,502

Number of acute care hospitals (at end of period)	49	49	49	49
Licensed beds (at end of period)	13,180	13,180	13,180	13,180
Average licensed beds	13,180	13,180	13,180	13,180
Utilization of licensed beds	50.9%	47.3%	47.0%	48.4%
Patient days — total	603,285	567,390	569,833	1,740,508
Adjusted patient days	939,840	909,720	912,483	2,762,043
Net inpatient revenue per patient day	$2,546	$2,718	$2,636	$2,631
Total admissions	125,929	120,722	121,569	368,220
Adjusted patient admissions	197,665	195,440	196,761	589,866
Net inpatient revenue per admission	$12,197	$12,773	$12,355	$12,438
Average length of stay (days)	4.79	4.70	4.69	4.73
Total surgeries	101,413	108,669	111,055	321,137
Outpatient visits	1,054,789	1,072,712	1,071,421	3,198,922
Net outpatient revenue per visit	$771	$787	$789	$782

Net Patient Revenues from:
Medicare	23.0%	21.0%	21.3%	21.8%
Medicaid	8.0%	9.9%	8.8%	8.9%
Managed care	57.9%	58.1%	58.8%	58.2%
Indemnity, self-pay and other	11.1%	11.0%	11.1%	11.1%

TENET HEALTHCARE CORPORATION

SEGMENT REPORTING

(Unaudited)

	September 30,	December 31,
	2013	2012
Assets
Hospital Operations and other	$9,092	$8,825
Conifer	245	219
Total	$9,337	$9,044

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Capital expenditures:
Hospital Operations and other	$139	$105	$387	$352
Conifer	3	3	11	8
Total	$142	$108	$398	$360

Net operating revenues:
Hospital Operations and other	$2,275	$2,193	$6,840	$6,725
Conifer
Tenet	92	94	278	274
Other customers	133	28	377	63
	2,500	2,315	7,495	7,062
Intercompany eliminations	(92)	(94)	(278)	(274)
Total	$2,408	$2,221	$7,217	$6,788

Adjusted EBITDA:
Hospital Operations and other	$252	$245	$802	$793
Conifer	36	24	96	74
Total	$288	$269	$898	$867

Depreciation and amortization:
Hospital Operations and other	$114	$108	$339	$307
Conifer	5	2	15	7
Total	$119	$110	$354	$314

Adjusted EBITDA	$288	$269	$898	$867
Depreciation and amortization	(119)	(110)	(354)	(314)
Impairments and restructuring charges, and acquisition-related costs	(20)	(6)	(45)	(12)
Litigation and investigation costs	(1)	—	(3)	(3)
Interest expense	(91)	(103)	(292)	(303)
Loss from early extinguishment of debt	—	—	(348)	—
Investment earnings	—	1	1	2
Income (loss) before income taxes	$57	$51	$(143)	$237

(1) Reconciliation of Adjusted EBITDA

Adjusted EBITDA, a non-GAAP term, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, net of tax; (2) net loss (income) attributable to noncontrolling interests; (3) preferred stock dividends; (4) income (loss) from discontinued operations, net of tax; (5) income tax benefit (expense); (6) investment earnings (loss); (7) gain (loss) from early extinguishment of debt; (8) net gain (loss) on sales of investments; (9) interest expense; (10) litigation and investigation benefit (costs), net of insurance recoveries; (11) hurricane insurance recoveries, net of costs; (12) impairment and restructuring charges and acquisition-related costs; and (13) depreciation and amortization. The Company’s Adjusted EBITDA may not be comparable to EBITDA reported by other companies.

The Company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its financial statements, some of which are recurring or involve cash payments. The Company uses this information in its analysis of the performance of its business excluding items that it does not consider as relevant in the performance of its hospitals in continuing operations. In addition, from time to time we use this measure to define certain performance targets under our compensation programs. Adjusted EBITDA is not a measure of liquidity, but is a measure of operating performance that management uses in its business as an alternative to net income (loss) attributable to Tenet Healthcare Corporation common shareholders. Because Adjusted EBITDA excludes many items that are included in our financial statements, it does not provide a complete measure of our operating performance. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

The reconciliation of net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP term, to Adjusted EBITDA, is set forth in the first table below for the three and nine months ended September 30, 2013 and 2012.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #1 - Reconciliation of Adjusted EBITDA to Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2013	2012	2013	2012
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$28	$40	$(110)	$92
Less: Net (income) loss attributable to noncontrolling interests	(8)	9	(20)	24
Preferred stock dividends	—	(1)	—	(11)
Loss from discontinued operations, net of tax	(5)	(1)	(4)	(68)
Income (loss) from continuing operations	41	33	(86)	147
Income tax (expense) benefit	(16)	(18)	57	(90)
Investment earnings	—	1	1	2
Loss from early extinguishment of debt	—	—	(348)	—
Interest expense	(91)	(103)	(292)	(303)
Operating income	148	153	496	538
Litigation and investigation costs	(1)	—	(3)	(3)
Impairment and restructuring charges, and acquisition-related costs	(20)	(6)	(45)	(12)
Depreciation and amortization	(119)	(110)	(354)	(314)
Adjusted EBITDA	$288	$269	$898	$867

Net operating revenues	$2,408	$2,221	$7,217	$6,788

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	12.0%	12.1%	12.4%	12.8%

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #2 - Reconciliation of Adjusted Free Cash Flow

(Unaudited)

	Nine Months Ended September 30,
(Dollars in millions)	2013	2012
Net cash provided by operating activities	$334	$337
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements	(36)	(56)
Net cash used in operating activities from discontinued operations	(5)	(19)
Adjusted net cash provided by operating activities — continuing operations	375	412
Purchases of property and equipment — continuing operations	(398)	(358)
Adjusted free cash flow — continuing operations	$(23)	$54

Table #3 - Reconciliation of Outlook Adjusted EBITDA to

Outlook Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

for the Year Ending December 31, 2013

(Unaudited)

	2013
(Dollars in millions)	Low	High
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(115)	$(64)
Less:
Net (income) loss attributable to noncontrolling interests	(35)	(30)
Loss from discontinued operations, net of tax	(10)	(5)
Income (loss) from continuing operations	$(70)	$(29)
Income tax (expense) benefit (a)	48	24
Income (loss) from continuing operations, before income taxes	$(118)	$(53)
Loss from early extinguishment of debt	(348)	(348)
Interest expense, net	(476)	(471)
Operating income	$706	$766
Impairment and restructuring charges, acquisition-related costs and litigation costs(b)	(48)	(48)
Depreciation and amortization	(544)	(534)
Adjusted EBITDA	$1,298	$1,348

Net operating revenues	$10,950	$11,150

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	11.9%	12.1%

(a)       Outlook for Q4 2013 uses tax rate of 37% excluding unusual adjustments

(b)       Company does not forecast impairment and restructuring charges, acquisition-related costs and litigation costs

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #4 - Reconciliation of Outlook Adjusted EBITDA to

Outlook Normalized Income from Continuing Operations

for the Year Ending December 31, 2013

(Unaudited)

	Q4 2013		2013
(Dollars in millions except per share amounts)	Low	High	Low	High
Adjusted EBITDA	$400	$450	$1,298	$1,348
Depreciation and amortization	(190)	(180)	(544)	(534)
Interest expense, net	(185)	(180)	(476)	(471)
Normalized income from continuing operations before income taxes	$25	$90	$278	$343
Income tax (expense) benefit (a)	(9)	(33)	(93)	(117)
Normalized income from continuing operations	$16	$57	$185	$226
Net (income) loss attributable to noncontrolling interests	(15)	(10)	(35)	(30)
Normalized net income (loss) attributable to common shareholders	$1	$47	$150	$196

Fully diluted weighted average shares outstanding (in millions)	102	102	104	104

Normalized fully diluted earnings per share — continuing operations	$0.01	$0.46	$1.44	$1.88

(a) Outlook for Q4 2013 uses tax rate of 37% excluding unusual adjustments

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table 5 - Reconciliation of Outlook Adjusted Free Cash Flow

for the Year Ending December 31, 2013

(Unaudited)

	2013
(Dollars in millions)	Low	High
Net cash provided by operating activities	$660	$735
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements	(80)	(60)
Net cash used in operating activities from discontinued operations	(10)	(5)
Adjusted net cash provided by operating activities — continuing operations	$750	$800
Purchases of property and equipment — continuing operations	(750)	(700)
Adjusted free cash flow — continuing operations	$—	$100